UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                     _________________________________

                                 FORM 8-K

                               Current Report
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):   February 27, 2006


                               CENTALE, INC.
          -----------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


        New York                    0-50863                22-3621870
  --------------------------------------------------------------------------
  (State of Incorporation)     (Commission File         (IRS Employer
                                Number)                  Identification No.)


         6700 N. Andrews Ave., Suite 605, Ft. Lauderdale, FL 33309
         ---------------------------------------------------------
                 (Address of principal executive offices)

                               (754) 224-3300
                      -----------------------------
                      Registrant's Telephone Number


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02  Appointment of Principal Officer

     On March 15, 2006, Centale's Board of Directors appointed Jon DeYoung to serve as Centale's Chief Executive Officer. Mr. DeYoung has been a member of Centale's Board of Directors since the summer of 2004.

Item 5.02  Departure of Director; Election of Director

     On February 27, 2006 Daniel Robbie resigned from his position as a member of Centale's Board of Directors.

     On March 1, 2006 Centale's Board of Directors elected Brandon
Kittendorf to fill the vacancy on the Board of Directors. Mr. Kittendorf has been employed by Centale as its Senior Vice President and Director of Online Marketing since November 2005. In November 2005 Centale purchased from Mr. Kittendorf a corporation named "Revolution Ads, Inc." Centale issued 500,000 shares of its common stock in exchange for Revolution Ads.

Item 3.02  Unregistered Sale of Equity Securities

     On March 15, 2006 Centale contracted to issue 2,500,000 shares of its common stock to Advance Theory, Inc., a Pennsylvania corporation. Centale issued the shares in exchange for certain assets relating to the business of software development. The shares were valued at $.21 per share, which was the market price on that date. The sale was exempt pursuant to
Section 4(2) of the Securities Act since the sale was not made in a public offering and was made to an entity whose principals had access to detailed information about Centale and which was acquiring the shares for its own account. There were no underwriters.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CENTALE, INC.


Dated: March 24, 2006                 By: /s/ Jon DeYoung
                                      --------------------------
                                      Jon DeYoung
                                      Chief Executive Officer